UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2021

BROADWAY FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-39043	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5055 Wilshire Boulevard Suite 500, Los Angeles, California	90036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (323) 634-1700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share (including attached preferred stock purchase rights)	BYFC	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07          Submission of Matters to a Vote of Security Holders

A special meeting of the stockholders of Broadway Financial Corporation (“Broadway”) was held on March 17, 2021 (the “Special Meeting”) to vote on the proposals set forth in the definitive joint proxy statement/prospectus of Broadway, filed with the U.S. Securities and Exchange Commission on February 9, 2021 (the “Proxy Statement”).  A total of 14,199,351 shares of Broadway voting common stock were represented in person or by proxy.  This represented approximately 73.6% of the shares of Broadway voting common stock that were outstanding and entitled to vote at the Special Meeting, constituting a quorum for all matters to be presented at the Special Meeting.

The proposals presented at the Special Meeting and the tabulation of the stockholder votes on each proposal are as follows:

(1)  Proposal to approve the Agreement and Plan of Merger dated August 25, 2020 between Broadway and CFBanc Corporation (“CFBanc”), as amended January 14, 2021 (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which CFBanc will merge with and into Broadway (the “Merger”), which approval also constitutes approval of the amended and restated certificate of incorporation for Broadway attached as Annex D to the Proxy Statement.

The stockholders approved the Merger Agreement, with 11,173,486 shares voting “for”, 26,726 shares voting “against” and 10,180 shares abstaining.

Broker non-votes received with respect to this proposal were 2,988,959.

(2)  Proposal to approve amendments to Broadway’s certificate of incorporation to effect the conversion of Broadway to a “public benefit corporation” as defined and provided for by the Delaware General Corporation Law, but only if the Merger is completed.

The stockholders approved the amendments to Broadway’s certificate of incorporation, with 11,029,977 shares voting “for”, 73,226 shares voting “against” and 107,189 shares abstaining.

Broker non-votes received with respect to this proposal were 2,988,959.

(3)  Proposal to approve an increase in the authorized number of shares of Broadway’s voting common stock, which will become Broadway Class A common stock upon completion of the Merger.

The stockholders approved the increase in the authorized number of shares of Broadway’s voting common stock, with 13,740,847 shares voting “for”, 395,659 shares voting “against” and 62,845 shares abstaining.

No broker non-votes were received with respect to this proposal.

(4)  Proposal to approve, on an advisory (non-binding) basis, the executive officer compensation that will or may be paid to Broadway executive officers in connection with the Merger.

The stockholders approved the executive officer compensation on an advisory (non-binding) basis, with 10,942,536 shares voting “for”, 217,989 shares voting “against” and 49,867 shares abstaining.

Broker non-votes received with respect to this proposal were 2,988,959.

(5)  Proposal to approve, pursuant to Nasdaq Listing Rule 5635(d), proposed sales of up to 18,474,000 shares of Broadway common stock in private placements to institutional and accredited investors at a purchase price of $1.78 per share.

The stockholders approved the proposed sales of up to 18,474,000 shares of Broadway common stock in private placements to institutional and accredited investors at a purchase price of $1.78 per share, with 10,730,970 shares voting “for”, 444,185 shares voting “against” and 35,237 shares abstaining.

Broker non-votes received with respect to this proposal were 2,988,959.

(6)  Proposal to approve one or more adjournments of the Broadway special meeting to solicit additional proxies if, in the judgement of the Broadway board of directors, sufficient proxies have not been received to constitute a quorum for the conduct of business and to approve the Merger Agreement and the other proposals that will be presented at the Special Meeting. A vote on this proposal was not taken at the Special Meeting because sufficient proxies were received to approve all of the proposals to be presented at the Special Meeting.

The proxy votes received with respect to this proposal  were 13,944,212 shares voting “for”, 173,283 shares voting “against” and 81,856 shares abstaining.

No broker non-votes were received with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION
(Registrant)

Date: March 19, 2021	By	/s/ Brenda J. Battey
Brenda J. Battey
Chief Financial Officer